Exhibit 99.(11)
LEGAL OPINION
[Letterhead of Dechert LLP]
December 16, 2005
Board of Trustees
Pacific Select Fund
700 Newport Center Drive
Newport Beach, CA 92660
Re: Pacific Select Fund, on behalf of the Large-Cap Value Portfolio
Dear Ladies and Gentlemen:
We have acted as counsel to the Pacific Select Fund, a Massachusetts business trust (the “Trust”), and we have a general familiarity with the Trust’s business operations, practices and procedures. You have asked for our opinion regarding the issuance of shares of beneficial interest (par value $.001 per share) by the Trust in connection with the acquisition by the Large-Cap Value Portfolio, a series of the Trust, of the assets of the Financial Services Portfolio, also a series of the Trust, which will be registered on a Form N-14 Registration Statement (the “Registration Statement”) filed by the Trust with the U.S. Securities and Exchange Commission.
We have examined originals or certified copies, or copies otherwise identified to our satisfaction as being true copies, of various corporate records of the Trust and such other instruments, documents and records as we have deemed necessary in order to render this opinion. We have assumed the genuineness of all signatures, the authenticity of all documents examined by us and the correctness of all statements of fact contained in those documents.
On the basis of the foregoing, it is our opinion that the shares of beneficial interest (par value $.001 per share) of the Trust being registered under the Securities Act of 1933, as amended (the “1933 Act”), in the Registration Statement have been duly authorized and will be legally and validly issued, fully paid and non-assessable by the Trust upon transfer of the assets of the Financial Services Portfolio pursuant to the terms of the Plan of Reorganization included in this Registration Statement.
We hereby consent to use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein. In giving such consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the 1933 Act, and the rules and regulations thereunder.
Very truly yours,
/s/ Dechert LLP